Exhibit 99.3.1

[LOGO] PaulHastings              Paul, Hastings, Janofsky & Walker LLP
       ATTORNEYS                 75 East 55th Street o New York, NY 10022
                                 telephone 212 318 6000 o facsimile 212 319 4090
                                 o www.paulhastings.com

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                                                                    May 10, 2007

Hennion & Walsh, Inc.
2001 Route 46, Waterview Plaza
Parsippany, New Jersey 07054

Hennion & Walsh Asset Management, Inc.
2001 Route 46, Waterview Plaza
Parsippany, New Jersey 07054

Re:   Smart Trust, Diversified Dividend Trust (2007 Series A)

Dear Sirs:

      We have acted as special counsel for Hennion & Walsh, Inc., as Depositor, Sponsor and Principal Underwriter (the "Depositor") and Hennion & Walsh Asset Management, Inc., as Portfolio Supervisor (the "Portfolio Supervisor") of Smart Trust, Diversified Dividend Trust (2007 Series A) (the "Trust") in connection with the issuance by the Trust of units of fractional undivided interest (the "Units") in the Trust. Pursuant to the Trust Agreements referred to below, the Depositor has transferred to the Trust certain securities and contracts to purchase certain securities together with an irrevocable letter of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreements. (All securities to be acquired by the Trust are collectively referred to as the "Securities").

      In connection with our representation, we have examined copies of the following documents relating to the creation of the Trust and the issuance and sale of the Units: (a) the Trust Indenture and Agreement dated January 22, 2004, and related Reference Trust Agreement of even date herewith, relating to the Trust (collectively the "Trust Agreements") among the Depositor, the Portfolio Supervisor and The Bank of New York, as Trustee; (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (Registration No. 333-142137) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and all Amendments thereto (said Registration Statement, as amended by said Amendment(s) being herein called the "Registration Statement");
(d) the proposed form of final Prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission this day; (e) resolutions of the Board of Directors of Hennion & Walsh, Inc. authorizing the execution and delivery by the Depositor of the Trust Agreements and the consummation of the transactions contemplated thereby; (f) the Certificate of Incorporation, Certificate of Amendment and Bylaws of Hennion & Walsh, Inc.; (g) resolutions of the Board of Directors of Hennion & Walsh Asset Management, Inc. authorizing the execution and delivery by the Portfolio Supervisor of the Trust Agreements and the consummation of the transactions contemplated thereby; (h) the Certificate of Incorporation and Bylaws of Hennion & Walsh Asset Management, Inc.; (i) a certificate of an authorized officer of Hennion & Walsh Asset Management, Inc. with respect to certain factual matters contained therein; and
(j) a certificate of an authorized officer of Hennion & Walsh, Inc. with respect to certain factual matters contained therein.

      We have examined the Order of Exemption from certain provisions of Section 12(d)(3) of the 1940 Act, filed on behalf of Hennion & Walsh, Inc., Smart Trust, The Pinnacle Family of Trusts, Schwab Trusts, Equity Securities Trust and EST Symphony Trust, and certain other future unit investment trusts sponsored by Hennion & Walsh, Inc. granted on December 17, 2003. In addition, we have examined the Order of Exemption from certain provisions of Sections 2(a)(32), 2(a)(35), 14(a), 19(b), 22(d) and 26(a)(2)(C) of the 1940 Act and Rules 19b-1
and 22c-1 thereunder, Sections 11(a) and 11(c) of the 1940 Act, and Section 17(a) of the 1940 Act, filed on behalf of Hennion & Walsh, Inc., Smart Trust, Symphony Series, EST Symphony Trust, The Pinnacle Family of Trusts, Equity Securities Trust, Schwab Trusts, any future registered unit investment trust sponsored or co-sponsored by Hennion & Walsh, Inc., or any entity controlled by or under common control with Hennion & Walsh, Inc. (the future trusts, together with the above-specified trusts, the "Trusts") and any presently outstanding or subsequently issued series of the Trusts, granted on March 15, 2004. We have also examined the Order of Exemption from certain provisions of Sections 12(d)(1)(F), 14(a), 17(a) and 19(b) of the 1940 Act and Rule 19b-1 thereunder, filed on behalf of Hennion & Walsh, Inc., Smart Trust, Equity Securities Trust, Symphony Series and EST Symphony Trust, as well as any other registered unit investment trust for which Hennion & Walsh, Inc. serves as sponsor in the future and any presently outstanding or subsequently issued series of the Trusts, granted on November 10, 2003.

Hennion & Walsh, Inc.
Hennion & Walsh Asset Management, Inc.
May 10, 2007
Page 2

      We have not reviewed the financial statements, compilation of the Securities held by the Trust, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.

      In addition, we have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

      Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

      We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of federal corporate law.

      Based exclusively on the foregoing, we are of the opinion that under existing law:

            1. The Trust Agreements have been duly authorized and entered into by an authorized officer of the Depositor and the Portfolio Supervisor and is a valid and binding obligation of the Depositor and the Portfolio Supervisor in accordance with their respective terms.

            2. The registration of the Units on the registration books of the Trust by the Trustee has been duly authorized by the Depositor in accordance with the provisions of the Trust Agreements and issued for the consideration contemplated therein, will constitute fractional undivided interests in the Trust, will be entitled to the benefits of the Trust Agreements, and will conform in all material respects to the description thereof contained in the Prospectus. Upon payment of the consideration for the Units as provided in the Trust Agreements and the Registration Statement, the Units will be fully paid and non-assessable by the Trust.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Tax Status" and "Legal Opinions." We authorize you to deliver copies of this opinion to the Trustee and the Trustee may rely on this opinion as fully and to the same extent as if it had been addressed to it.

      This opinion is intended solely for the benefit of the addressee and the Trustee in connection with the issuance of the Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

                                       Very truly yours,

                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                       -----------------------------------------
                                       Paul, Hastings, Janofsky & Walker LLP